UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2018

The Crypto Company

(Exact name of registrant as specified in its charter)

Nevada	000-55726	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23805 Stuart Ranch Road, Suite 235 Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

The information required under this Item is described in Item 2.01 and incorporated herein by reference.

Item 2.01	Completion of Acquisition of Disposition of Assets.

The Acquisition

On December 28, 2018, CoinTracking, LLC, a Nevada limited liability company and wholly-owned subsidiary of The Crypto Company (“Crypto Subsidiary”), entered into an agreement on the purchase and assignment of shares, agreements on a purchase price of loan agreement and compensation agreement (collectively, the “Agreement”), pursuant to the laws of the Republic of Germany, with Kachel Holding GmbH, an entity formed under the laws of the Republic of Germany (“Kachel Holding”), and CoinTracking GmbH, an entity formed under the laws of Germany (“CoinTracking”), pursuant to which, on January 2, 2019, Crypto Subsidiary sold 12,525 shares of equity interest in CoinTracking, representing 50.1% of the equity interests in CoinTracking and 100% of Crypto Subsidiary’s holdings in CoinTracking, to Kachel Holding in exchange for USD $2,200,000, of which (i) USD $1,000,000 was paid in cash to Crypto Subsidiary and (ii) USD $1,200,000 was applied toward the repayment of an outstanding loan in the amount of USD $1,500,000 from CoinTracking to Crypto Subsidiary.

CoinTracking GmbH

The Crypto Company, a Nevada corporation (the “Company”), generated revenue and incurred expenses from the operation of CoinTracking as its indirect, majority-owned subsidiary, which operates a Software as a Service (“SaaS”) platform for cryptocurrency portfolio (“coin”) tracking. CoinTracking generates revenue from subscription services. Subscribers pay in advance for the services, primarily by PayPal or cryptocurrencies, and the subscription periods range from annual to perpetual. The CoinTracking platform allows individuals and entities to record exactly when and where they acquired coins of any variety, as well as the acquisition prices for those coins. The platform also assists subscribers in determining the current trading price for a variety of coins on various third-party exchanges, such as Bittrex, Kraken and Coinbase, and has a number of other features designed to make the CoinTracking platform a valuable landing portal for holders of cryptocurrencies. Key features include those designed to allow users to see a current and historical “dashboard” view of their coin-based holdings and activities and to assist users in accounting for gains and losses without having to go to many other websites on a piecemeal basis or requiring use of a calculator and Excel spreadsheet.

As required by Item 9.01 of Form 8-K, within 71 days after the date hereof, the Company will prepare and file with the SEC an amendment to this Current Report on Form 8-K that includes the financial statements and pro forma financial information prepared pursuant to Regulation S-X of the Securities Exchange Act of 1934, as amended, for the periods specified in Rule 8-05 thereunder.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1	Purchase and assignment of shares, agreements on a purchase price of loan agreement and compensation agreement, dated as of December 28, 2018, by and among CoinTracking, LLC, Kachel Holding GmbH and CoinTracking GmbH.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRYPTO COMPANY
Date: January 4, 2019
	By:	/s/ Ron Levy
	Name:	Ron Levy
	Title:	Chief Executive Officer, Chief Operating Officer and Secretary

3